Exhibit 1.3
METLIFE, INC.
COMMON EQUITY UNITS
UNDERWRITING AGREEMENT
March 2, 2011
To the Representatives of the several
Underwriters named in the respective
Pricing Agreements hereinafter described
Ladies and Gentlemen:
     MetLife, Inc., a Delaware corporation (the “Company”), American International Group, Inc., a Delaware corporation (“AIG”), and its wholly owned subsidiary, ALICO Holdings LLC, a Delaware limited liability corporation (the “Selling Securityholder”), propose to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine and, subject to the terms and conditions stated herein and therein, the Selling Securityholder proposes to sell to the firms named in Schedule I to the applicable Pricing Agreement (the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) of the aggregate number of common equity units of the Company specified in Schedule I to the applicable Pricing Agreement (the “Securities” with respect to such Pricing Agreement).
     The Securities comprise common equity units, each with an initial stated amount of $75.00, consisting of three stock purchase contracts and undivided beneficial ownership interests in debt securities of the Company as follows:
(i)	prior to October 10, 2012 (or such later date as determined pursuant to the Stock Purchase Contact Agreement (as defined below)) (the “First Stock Purchase Date”),
(a)	a one-fortieth (1/40) undivided beneficial interest in one (1) Series C Senior Debenture due 2023 (“Series C Debt Security”) having a principal amount of one thousand dollars ($1,000) and

(b)	one stock purchase contract (“Series C Stock Purchase Contract”) under which the holder must purchase and the Company must sell on the First Stock Purchase Date for a price of $25.00 per security a number of shares of common stock of the Company, par value $0.01 per share (“Common Stock”) determined pursuant to the terms of the Series C Stock Purchase Contract;

(ii)	prior to September 11, 2013 (or such later date as determined pursuant to the Stock Purchase Contract Agreement) (the “Second Stock Purchase Date”),
(a)	a one-fortieth (1/40) undivided beneficial interest in one (1) Series D Senior Debenture due 2024 (“Series D Debt Security”) having a principal amount of one thousand dollars ($1,000) and

(b)	one stock purchase contract (“Series D Stock Purchase Contract”) under which the holder must purchase and the Company must sell on the Second Stock Purchase Date for a price of $25.00 per security a number of shares of Common Stock determined pursuant to the terms of the Series D Stock Purchase Contract;
(iii)	a one-fortieth (1/40) undivided beneficial interest in one (1) Series E Senior Debenture due 2045 (“Series E Debt Security” and the Series C Debt Security, Series D Debt Security and Series E Debt Security, collectively, the “Debt Securities”) having a principal amount of one thousand dollars ($1,000); and

(iv)	one stock purchase contract (“Series E Stock Purchase Contract” and the Series C Stock Purchase Contract, Series D Stock Purchase Contract and the Series E Stock Purchase Contract, collectively, the “Stock Purchase Contracts”) under which the holder must purchase and the Company must sell on October 8, 2014 (or such later date as determined pursuant to the Stock Purchase Contract Agreement) (the “Third Stock Purchase Date” and the First Stock Purchase Date, the Second Stock Purchase Date and the Third Stock Purchase Date, each a “Stock Purchase Date”) for a price of $25.00 per security a number of shares of the Common Stock determined pursuant to the terms of the Series E Stock Purchase Contract.
     The shares of Common Stock issuable under the Stock Purchase Contracts are collectively referred to herein as the “Issuable Common Stock.”
     The Securities were initially issued in a private placement to the Selling Securityholder as part of the consideration paid by the Company to the Selling Securityholder in connection with the Company’s acquisition of American Life Insurance Company from the Selling Securityholder and AIG (the “Acquisition”) pursuant to the Stock Purchase Agreement, dated as of March 7, 2010, as amended (the “Stock Purchase Agreement”), among the Company, the Selling Securityholder and AIG. The Acquisition was completed on November 1, 2010.
     The ownership interest in the Debt Securities has been pledged to secure the obligation to purchase Common Stock on each Stock Purchase Date pursuant to the Stock

Purchase Contracts. The terms and conditions of such pledge are set forth in the Pledge Agreement, dated as of November 1, 2010 (the “Pledge Agreement”), among the Company, Deutsche Bank Trust Company Americas, as collateral agent (the “Collateral Agent”), custodial agent (the “Custodial Agent”) and securities intermediary (the “Securities Intermediary”), and Deutsche Bank Trust Company Americas, as stock purchase contract agent (the “Stock Purchase Contract Agent”).
     In addition, the Selling Securityholder has pledged the Securities to secure its obligations under the indemnification provisions of the Stock Purchase Agreement. The terms and conditions of such security interest are set forth in the Indemnification Collateral Account Security and Control Agreement, dated as of November 1, 2010 (the “Indemnification Collateral Agreement”), among the Company, the Selling Securityholder, AIG, Deutsche Bank Trust Company Americas, as securities intermediary and pledge collateral agent, and the Stock Purchase Contract Agent. Such security interest ranks pari passu with the security interest created under the Pledge Agreement.
     The Stock Purchase Contracts were issued pursuant to the Stock Purchase Contract Agreement, dated as of November 1, 2010 (the “Stock Purchase Contract Agreement”), between the Company and the Stock Purchase Contract Agent.
     The Series C Debt Securities were issued pursuant to the Indenture, dated as of November 9, 2001 (the “Base Indenture”), between the Company and Bank One Trust Company, N.A. (predecessor to The Bank of New York Mellon Trust Company, National Association), supplemented by the Twentieth Supplemental Indenture, dated as of November 1, 2010 (the “Series C Supplemental Indenture” and, together with the Base Indenture and any other amendments or supplements thereto, the “Series C Indenture”), between the Company and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”). The Series D Debt Securities were issued pursuant to the Base Indenture, supplemented by the Twenty-First Supplemental Indenture, dated as of November 1, 2010 (the “Series D Supplemental Indenture” and, together with the Base Indenture and any other amendments or supplements thereto, the “Series D Indenture”), between the Company and the Trustee. The Series E Debt Securities were issued pursuant to the Base Indenture, supplemented by the Twenty-Second Supplemental Indenture, dated as of November 1, 2010 (the “Series E Supplemental Indenture” and, together with the Base Indenture and any other amendments or supplements thereto, the “Series E Indenture”), between the Company and the Trustee. The Series C Indenture, the Series D Indenture and the Series E Indenture are referred to herein, collectively, as the “Indentures.”
     Pursuant to separate remarketing agreements (each, a “Remarketing Agreement”) to be entered into among the Company, the Stock Purchase Contract Agent and a financial institution to be selected by the Company to act as a reset agent and a remarketing agent (together, the “Remarketing Agent”), each series of Debt Securities will be remarketed, subject to certain terms and conditions.
     The “Component Securities” means, collectively, the Stock Purchase Contracts, the Debt Securities and the Issuable Common Stock.
     The terms and rights of the Securities (including the Component Securities) are as specified in (i) the Indentures, (ii) the Stock Purchase Contract Agreement and (iii) the Pledge Agreement (each document listed in clauses (i) through (iii), a “Securities Agreement”).
     Particular sales of Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Selling Securityholder to sell any of the Securities or as an obligation of any of the Underwriters to purchase any of the Securities. The obligation of the Selling Securityholder to sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Securities specified therein.
     Each Pricing Agreement shall specify the total number of Securities to be purchased from the Selling Securityholder, the initial public offering price of such Securities, the purchase price to the Underwriters of such Securities, the names of the Underwriters of such Securities, the names of the Representatives of such Underwriters and the number of Securities to be purchased by each Underwriter. In addition, such Pricing Agreement shall set forth the date, time and manner of delivery of such Securities and payment therefor. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.
     1. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters, and agrees with each of the Underwriters that, unless otherwise specified, as of the date hereof, as of the Applicable Time (as defined below) and as of the Closing Date (as defined below), as follows:
     (a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-170876) under the Securities Act of 1933, as amended (the “Act”), which has become effective, for the registration under the Act of the Securities (including the Component

Securities). The Company meets the requirements for use of Form S-3 under the Act. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement or supplements to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; the Registration Statement at the time it originally became effective is herein called the “Original Registration Statement”; such prospectus in the form in which it appears in the Original Registration Statement is hereinafter called the “Base Prospectus”; and such supplemented form of prospectus, in the form in which it shall first be filed with the Commission pursuant to Rule 424 (including the Base Prospectus as so supplemented), is hereinafter called the “Final Prospectus.” Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus (as defined below) or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Final Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference; each Preliminary Prospectus, the Pricing Prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the rules thereunder and each Preliminary Prospectus, the Pricing Prospectus and the Final Prospectus delivered to the Representatives for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, except to the extent permitted by Regulation S-T.
(b)(i) The Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules thereunder;

     (ii) (A) The Registration Statement does not and will not, as of the applicable effective date as to each part of the Registration Statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (B) the Final Prospectus does not and will not, as of its date and as of its filing date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that for each of (A) and (B), the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the trustee’s Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus in reliance upon and in conformity with information relating to any Underwriter, AIG or the Selling Securityholder furnished in writing to the Company by such Underwriter, AIG or the Selling Securityholder, as applicable, expressly for use in the Registration Statement and the Final Prospectus;
     (iii) As of the Applicable Time, the Issuer Free Writing Prospectus(es) (as defined below) listed on Schedule 1 hereto, if any, the Pricing Prospectus (as defined below), and the public offering price per common equity unit of $82.88, all considered together (collectively, the “Disclosure Package”), will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information relating to any Underwriter, AIG or the Selling Securityholder furnished in writing to the Company by such Underwriter, AIG or the Selling Securityholder, as applicable, expressly for use in the Disclosure Package; and
     (iv) As of the Applicable Time, each Issuer Free Writing Prospectus listed on Schedule 1 hereto, if any, and Schedule 2 hereto will not conflict with the information contained or incorporated by reference in the Registration Statement or the Disclosure Package, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package and any other such Issuer Free Writing Prospectus, in each case as of the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, it is understood and agreed that in no event shall any such Issuer Free Writing Prospectus, including but not limited to any electronic roadshow, be listed on Schedule 1 and Schedule 2 hereto unless the Company (i) has consented to the use thereof and (ii) shall have approved its contents before any such use, in each case in accordance with the provisions of this Agreement.
As used in this subsection and elsewhere in this Underwriting Agreement:
     “Applicable Time” means 6:00 p.m. (Eastern Time) on March 2, 2011 or such other time as agreed by the Company and the Representatives and stated in the applicable Pricing Agreement.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act (“Rule 433”), relating to the Securities.
     “Pricing Prospectus” means the Base Prospectus, as amended or supplemented (including by any Preliminary Prospectus) immediately prior to the Applicable Time.
     (c) At the time the Company or another offering participant first made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.
     (d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Act) relied on the exemption of Rule 163 of the Act and (iv) as of the date of this Agreement, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the date hereof; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to use of the automatic shelf registration statement and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement. The Company has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act.
     (e) Each document incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the Act or the Exchange Act, as applicable.
     (f) Neither the Company nor any Significant Subsidiary (as defined below) of the Company has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package any loss or interference material to the business of the Company and its subsidiaries considered as a whole, other than as described in or contemplated by the Disclosure Package, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Disclosure Package, other than as described or contemplated in the Disclosure Package, there has not been any (i) material addition, or development involving a prospective material addition, to the liability of any Significant Subsidiary for future policy benefits, policyholder account balances and other claims, other than in the ordinary course of business, (ii) material decrease in the surplus of any Significant Subsidiary or material change in the capital stock or other ownership interests (other than issuances of common stock upon the exercise of outstanding employee stock options or pursuant to existing employee compensation plans or on the conversion or exchange of convertible or exchangeable securities outstanding on the date of the applicable Pricing Agreement) of the Company or any Significant Subsidiary or any material increase in the long-term debt of the Company or its subsidiaries, considered as a whole, or (iii) material adverse change, or development involving a prospective material adverse change, in or affecting the business, financial position, reserves, surplus, equity or results of operations (in each case considered either on a statutory accounting or U.S. generally accepted accounting principles (“GAAP”) basis, as applicable) of the Company and its subsidiaries considered as a whole. As of December 31, 2010, the subsidiaries of the Company that would qualify as a “Significant Subsidiary” of the Company under Regulation S-X were Metropolitan Life Insurance Company (“MLIC”), MetLife Insurance Company of Connecticut, MetLife Investors USA Insurance Company, MetLife Reinsurance Company of Charleston, Exeter Reassurance Company, Ltd., One Madison Investments (Cayco) Limited and American Life Insurance Company. For purposes of this Agreement, the term “Significant Subsidiary” shall mean each of the subsidiaries listed in the preceding sentence other than One Madison Investments (Cayco) Limited.

     (g) The Company and each Significant Subsidiary has good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Disclosure Package or such as would not have a material adverse effect on the business, financial position, equity, reserves, surplus or results of operations of the Company and its subsidiaries, considered as a whole (“Material Adverse Effect”), and do not materially interfere with the use made and proposed to be made of such property by the Company or any Significant Subsidiary, and any material real property and material buildings held under lease by the Company or any of its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions that do not materially interfere with the use made and currently proposed to be made of such property and buildings by the Company or any Significant Subsidiary.
     (h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect; MLIC was duly converted from a mutual life insurance company to a stock life insurance company on April 7, 2000 in accordance with the Plan of Reorganization of MLIC under Section 7312 of the New York Insurance Law; each Significant Subsidiary is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package; and each Significant Subsidiary is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect.
     (i) The Company has the corporate power and authority to execute and deliver this Agreement and the applicable Pricing Agreement; had the corporate power and authority to execute and deliver the Securities, each of the Component Securities and each of the Securities Agreements, at the time of the execution and delivery thereof; and has the corporate power and authority to consummate the transactions contemplated hereby and thereby.

     (j) The Company has an authorized capitalization as set forth and described in the Disclosure Package, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company; except as disclosed in the Disclosure Package, there are no outstanding options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into or any contracts or commitments to sell shares of the Company’s capital stock or any such options, rights, warrants, convertible securities or obligations; the description of the Company’s stock option plans and the options or other rights granted and exercised thereunder set forth in the Disclosure Package accurately and fairly describe the information required to be shown with respect to such plans, arrangements, options and rights; except as disclosed in the Disclosure Package, including the Selling Securityholder’s registration rights under the Investor Rights Agreement, dated as of November 1, 2010 (the “Investor Rights Agreement”), among the Company, the Selling Securityholder and AIG, as amended by the Coordination Agreement, dated as of March 1, 2011 (the “Coordination Agreement”), among the Company, the Selling Securityholder and AIG, there are no rights of any person, corporation or other entity to require registration of any shares of common stock or any other securities of the Company in connection with the filing of the Registration Statement and the sale of the Securities (including the Component Securities) by the Selling Securityholder to the Underwriters pursuant to this Agreement and the applicable Pricing Agreements; all of the issued shares of capital stock or other ownership interests of MLIC have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims.
     (k) The maximum number of shares of the Issuable Common Stock have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Stock Purchase Contracts, the Stock Purchase Contract Agreement and the Pledge Agreement, will be duly and validly issued, fully paid and nonassessable, and will conform to the description of the Issuable Common Stock contained in the Disclosure Package and the Final Prospectus and such description conforms to the rights set forth in the instruments defining the same; the issuance of the Issuable Common Stock will not be subject to any preemptive or other similar rights.
     (l) The Securities have been duly authorized, duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity; the Securities conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus and such description conforms to the rights set forth in the instruments defining the same; and the issuance of the Securities is not subject to preemptive or other similar rights.
     (m) The Stock Purchase Contract Agreement has been duly authorized, validly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Stock Purchase Contract by the Stock Purchase Contract Agent, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity; and the Stock Purchase Contract Agreement conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.
     (n) The Stock Purchase Contracts underlying the Securities have been duly authorized by the Company; the Stock Purchase Contracts have been duly and validly issued and delivered and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity; the Stock Purchase Contracts conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus and such description conforms to the rights set forth in the instruments defining the same.
     (o) The Remarketing Agreements have been duly authorized by the Company and, at the date of each respective Remarketing Agreement, will have been duly executed and delivered by the Company.
     (p) The Pledge Agreement has been duly authorized, validly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Pledge Agreement by the Collateral Agent and the Stock Purchase Contract Agent, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity; and the Pledge Agreement conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

     (q) The Pledge Agreement has created, as collateral security for the performance when due by the holders under the respective Stock Purchase Contracts, a security interest (as that term is defined in Section 1-201(37) of the Uniform Commercial Code, as adopted and in effect in the State of New York (the “UCC”)) in favor of the Collateral Agent for the benefit of the Company, in the right, title and interest of such holders in the securities and other assets and interests pledged to the Collateral Agent pursuant to the Pledge Agreement.
     (r) The Indentures have been duly authorized, validly executed and delivered by the Company and, assuming due execution and delivery by the Trustee, each of the Indentures constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity; and the Indentures conform in all material respects with the description thereof contained in the Disclosure Package and Final Prospectus.
     (s) The Indentures have been qualified under the Trust Indenture Act.
     (t) The Debt Securities have been duly authorized, duly executed and delivered by the Company and, assuming authentication in the manner provided for in the applicable Indenture by the Trustee, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement, bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity; and are in the form contemplated by, and entitled to the benefits of, the applicable Indenture; and the Debt Securities conform in all material respects to the description thereof contained in the Disclosure Package and Final Prospectus.
     (u) As of the Closing Date, the Securities and the Issuable Common Stock reserved for listing upon issuance following settlement of the Stock Purchase Contract will have been approved for listing on the New York Stock Exchange (the “Exchange”), subject to notice of issuance; and (i) as of the Closing Date, the Securities, and (ii) as of each Stock Purchase Date, the applicable shares of the Issuable Common Stock, will be listed on the Exchange.
     (v) Each Significant Subsidiary that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation (each, an “Insurance Subsidiary” and collectively, the “Insurance Subsidiaries”) is licensed as an insurance company in its respective jurisdiction of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Disclosure Package, each Insurance Subsidiary has all other approvals, orders, consents, authorizations, licenses, certificates, permits, registrations and qualifications (collectively, the “Approvals”) of and from all insurance regulatory authorities to conduct its business, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to any revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Company, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent which would have, individually or in the aggregate, a Material Adverse Effect.
     (w) The Company and each Significant Subsidiary has all necessary Approvals of and from, and has made all filings, registrations and declarations (collectively, the “Filings”) with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Disclosure Package, except where the failure to have such Approvals or to make such Filings would not have, individually or in the aggregate, a Material Adverse Effect; to the knowledge of the Company, the Company and each Significant Subsidiary is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements, including in connection with registrations or memberships in self-regulatory organizations, and all such Approvals and Filings are in full force and effect and neither the Company nor any Significant Subsidiary has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Approval or otherwise impose any limitation on the conduct of the business of the Company or any Significant Subsidiary, except as described in the Disclosure Package or except for any such non-compliance, suspension, revocation or limitation which would not have, individually or in the aggregate, a Material Adverse Effect.
     (x) Each Insurance Subsidiary is in compliance with and conducts its businesses in conformity with all applicable insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to it, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

     (y) Each Significant Subsidiary which is engaged in the business of acting as a broker-dealer or an investment advisor (respectively, a “Broker-Dealer Subsidiary” and an “Investment Advisor Subsidiary”) is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its businesses, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Disclosure Package, none of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (x) any of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in a certain business and (y) the failure to have such Approvals or limiting such business would have a Material Adverse Effect; and each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary is in compliance with the requirements of the broker-dealer and investment advisor laws and regulations of each jurisdiction which are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.
     (z) The issue and sale of the Securities and the Component Securities by the Company, the sale of the Securities by the Selling Securityholder, the entry into and compliance by the Company with all of the provisions of the Securities, the Component Securities, Securities Agreements, this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated, did not, do not or will not, as the case may be, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the property or assets of the Company or any Significant Subsidiary is subject, or which affects the validity, performance or consummation of the transactions contemplated by this Agreement, any Pricing Agreement, the Securities, the Component Securities or any Securities Agreement, nor did or will, as the case may be, such action result in any violation of any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any Significant Subsidiary or any of their properties, in each case other than such breaches, conflicts, violations, or defaults which individually or in the aggregate, would not have a Material Adverse Effect and would not adversely affect the validity or performance of the Company’s obligations under the Securities, the Component Securities, any Securities Agreement, this Agreement and any Pricing Agreement; nor did or will such action result in any violation of the provisions of the certificate of incorporation or by-laws or other charter documents of the Company or any Significant Subsidiary; and no Approval of or Filing with any such court or insurance regulatory authority or other governmental agency or body was required for the issue and sale by the Company, or is required for the sale by the Selling Securityholder, of the Securities (including the Component Securities), except, assuming the accuracy of the Underwriters’ representation in Section 10 of this Agreement, (i) the registration under the Act of the Securities (including the Component Securities) which registration has become effective and (ii) such Approvals or Filings as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.
     (aa) Other than as set forth in the Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, challenging the transactions contemplated by this Agreement and the applicable Pricing Agreements or which, if determined adversely to the Company or its subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others other than as set forth in the Disclosure Package.
     (bb) Neither the Company nor any Significant Subsidiary is in violation of any of its certificate of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, which violation or default would have, individually or in the aggregate, a Material Adverse Effect.
     (cc) The statements set forth in the Disclosure Package and the Final Prospectus under the captions “Description of the Common Equity Units,” “Description of the Stock Purchase Contracts,” “Certain Provisions of the Stock Purchase Contracts, the Stock Purchase Contract Agreement and the Pledge

Agreement,” “Description of the Debentures,” insofar as they purport to constitute a summary of the terms of the Securities and the Component Securities, fairly summarize such terms in all material respects. The discussion set forth in the Disclosure Package and the Final Prospectus under the caption “Certain United States Federal Income Tax Considerations,” fairly summarizes in all material respects (subject to the limitations and qualifications set forth therein) the material United States federal income tax consequences of the acquisition, ownership and disposition of the Securities.
     (dd) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package, together with the related schedules and notes, comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with GAAP at the respective dates or for the respective periods to which they apply; and such financial statements and related notes and schedules, if any, have been prepared in accordance with GAAP consistently applied throughout the periods involved; and the unaudited pro forma condensed combined financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Final Prospectus and any Preliminary Prospectus have been prepared in all material respects in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated under the Exchange Act, have been compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof were reasonable at the time made, and the adjustments used therein are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made.
     (ee) Deloitte & Touche LLP, which has audited certain consolidated financial statements of the Company and its subsidiaries, is an Independent Registered Public Accounting Firm as required by the Act and the rules and regulations of the Commission thereunder.
     (ff) Neither the Company nor any Significant Subsidiary is, or after giving effect to the issue and sale of the Securities pursuant to any Pricing Agreement will be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations thereunder, although certain separate accounts of MLIC and of certain Insurance Subsidiaries are required to register as investment companies under the Investment Company Act.
     (gg) This Agreement and the applicable Pricing Agreements with respect to the applicable Securities have been duly authorized, executed and delivered by the Company.

     (hh) None of the Company or its subsidiaries or, to the best of their knowledge, any of their directors, officers or affiliates, has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the Exchange Act.
     (ii) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, the Company’s internal control over financial reporting was effective as of December 31, 2010 and the Company is not aware of any material weaknesses in its internal control over financial reporting.
     (jj) The Company and its consolidated subsidiaries employ disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, the Company’s disclosure controls and procedures were effective as of December 31, 2010 and the Company is not aware of any material weaknesses in its disclosure controls and procedures.
     (kk) No stop order suspending the effectiveness of the Registration Statement has been issued under the Act and the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, the Company is not the subject of a pending proceedings under Section 8A of the Act in connection with the offering of the Securities and any request on the part of the Commission for additional information has been complied with.
     (ll) Except as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (1) all tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, (2) (x) all taxes (whether imposed directly or through withholding) including any interest, fine, sales and use taxes, all taxes which the Company and each of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties with respect to the period covered by such tax returns, additions to tax, or penalties applicable thereto due or claimed to be due from such entities have been timely paid, and (y) no deficiency assessment with respect to a proposed adjustment of the Company or its subsidiaries’ federal, state, local or foreign taxes is pending or, to the best of the Company or its subsidiaries’ knowledge, threatened, in each case of (x) and (y), other than such taxes or adjustments that are being contested in good faith or for which adequate reserves have been provided, and (3) to the Company and its subsidiaries’ knowledge, there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or its subsidiaries.
     (mm) A registration statement with respect to the Securities has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the applicable requirements of the Exchange Act.
     (nn) The Company has duly authorized, executed and delivered the Coordination Agreement, which provides, inter alia, that (i) subject to the terms and conditions of the Coordination Agreement, the Selling Securityholder is entitled to offer, sell and deliver the Securities in accordance with this Agreement and the applicable Pricing Agreement, (ii) the security interest in the Securities under the Indemnification Collateral Agreement will be released, discharged and terminated in accordance with the terms of the Amended Indemnification Collateral Agreement (as defined below) and the Indemnification Collateral Substitution Instruction (as defined below) and (iii) when delivered to the Underwriters, the Securities will be free and clear of all liens, encumbrances, security interests, equities, charges or claims in favor of the Company, in the form previously delivered to the Representatives.
     (oo) The Amended and Restated Indemnification Collateral Account Security and Control Agreement, to be dated as of the Closing Date (the “Amended Indemnification Collateral Agreement”), among the Company, the Selling Securityholder, AIG, Deutsche Bank Trust Company Americas, as securities intermediary and pledge collateral agent, and the Stock Purchase Contract Agent, in the form previously delivered to the Representatives, has been duly authorized by the Company and, at or prior to the Closing Date, will be duly executed and delivered by the Company.
     (pp) The Company has duly authorized, executed and delivered the Indemnification Collateral Substitution Instruction, Waiver and Acknowledgement, dated as of March 2, 2011 (the “Indemnification Collateral Substitution Instruction”), among the Company, the Selling Securityholder, AIG, Deutsche Bank Trust Company

Americas, as securities intermediary and pledge collateral agent, and the Stock Purchase Contract Agent, in the form previously delivered to the Representatives.
     2. Representations and Warranties of AIG and the Selling Securityholder. AIG and the Selling Securityholder represent and warrant, jointly and severally, to the Underwriters, and agree with each of the Underwriters that, unless otherwise specified, as of the date hereof, as of the Applicable Time and as of the Closing Date, as follows:
     (a) This Agreement and the applicable Pricing Agreement have each been duly authorized, executed and delivered by each of AIG and the Selling Securityholder.
     (b) All consents, approvals, authorizations and orders necessary for the execution and delivery by each of AIG and the Selling Securityholder of this Agreement and the applicable Pricing Agreement, the sale and delivery of the Securities to be sold by the Selling Securityholder and the consummation by AIG and the Selling Securityholder of the transactions contemplated hereby and under the applicable Pricing Agreement in connection with the sale of the Securities to be sold by the Selling Securityholder, have been obtained or made, except such as may be required under the Act, or state securities laws as to which AIG and the Selling Securityholder make no representation; and each of AIG and the Selling Securityholder has full right, power and authority to enter into this Agreement and the applicable Pricing Agreement and to sell, assign, transfer and deliver the Securities to be sold by the Selling Securityholder hereunder, except in each such case, with such exceptions as would not, individually and in the aggregate, adversely affect the Selling Securityholder’s ability to consummate the transactions contemplated herein.
     (c) The sale of the Securities to be sold by the Selling Securityholder hereunder, the execution and delivery by each of AIG and the Selling Securityholder of this Agreement and the applicable Pricing Agreement, the compliance by each of AIG and the Selling Securityholder with all of the provisions of this Agreement and the applicable Pricing Agreement and the consummation by AIG and the Selling Securityholder of the transactions herein and therein contemplated will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which AIG or the Selling Securityholder is a party or by which AIG or the Selling Securityholder is bound or to which any of the property or assets of AIG or the Selling Securityholder is subject, (B) the certificate of incorporation or by-laws of AIG, (C) the certificate of formation or limited liability company agreement of the Selling Securityholder or (D) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over AIG or the Selling Securityholder or the property of AIG or the Selling

Securityholder, except, in the case of (A) and (D), with such exceptions as would not, individually and in the aggregate, adversely affect the Selling Securityholder’s ability to consummate the transactions contemplated herein; provided that no representation or warranty is made in this clause (c) with respect to the antifraud provisions of federal and state securities laws.
     (d) The Selling Securityholder owns the Securities to be sold by the Selling Securityholder hereunder, free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for the pledge of such Securities under the Indemnification Collateral Agreement. Upon transfer of the Securities to be sold by the Selling Securityholder hereunder, such Securities will be transferred to the Underwriters free and clear of all liens, encumbrances, security interests, equities, charges or claims. Upon payment for the Securities to be sold by the Selling Securityholder pursuant to this Agreement and the Pricing Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede & Co. or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC, to such Securities), then, assuming appropriate entries to the accounts of the several Underwriters on the records of DTC have been made pursuant to the UCC, (A) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement (within the meaning of Part 5 of Article 8 of the UCC) in respect of such Securities, and (B) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Securities may be asserted against the Underwriters with respect to such security entitlement.
     (e) For the period specified below (the “Lock-Up Period”), the Selling Securityholder and AIG will not, directly or indirectly, offer, sell, contract to sell or pledge; grant any option, right or warrant to purchase; enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic consequences of ownership; establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act; or otherwise dispose of, any of the Securities or Common Stock or any securities of the Company that are substantially similar to the Securities or Common Stock, including any securities that are convertible into or exchangeable or exercisable for any of the Securities, Common Stock or any such substantially similar securities (collectively, the “Specified Lock-Up Securities”); provided that (w) the restrictions in this clause (e) apply only to Specified Lock-Up Securities directly held by AIG or the Selling Securityholder, and do not apply to any Specified Lock-Up Securities held by affiliates of AIG or the Selling Securityholder in connection with ordinary course (I) proprietary and third party fund and asset management activities, (II) brokerage and securities trading activities and (III) financial services and insurance activities; (x) the Selling Securityholder may sell the Securities it holds to the Underwriters pursuant to this Agreement; (y) the Selling Securityholder may sell 78,239,712 shares of Common Stock in connection with a concurrent offering of such shares to the underwriters for such offering; and (z) the Selling Securityholder may sell the Company’s Series B Contingent Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) to the Company in accordance with the terms of the Coordination Agreement. The Lock-Up Period will commence on the date of the Final Prospectus and continue for 60 days after such date or such earlier date to which Goldman, Sachs & Co. consents to in writing.
     (f) Each of AIG and the Selling Securityholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities or the Common Stock of the Company in violation of Regulation M under the Exchange Act.
     (g) To the extent that any statements made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus listed on Schedule 2 hereto or any amendment or supplement thereto or the Disclosure Package are made in reliance upon and in conformity with written information furnished to the Company by AIG or the Selling Securityholder expressly for use therein, (i) such statements made in the Registration Statement, as of the applicable effective date as to each part of the Registration Statement, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;(ii) such statements made in any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus listed on Schedule 2 hereto, the Final Prospectus, or amendment or supplement thereto, did not and will not, as of its date and as of its filing date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) such statements made in the Disclosure Package will not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the Company and the Underwriters acknowledges and agrees that for all purposes of this Agreement, the only information furnished to the Company by or on behalf of AIG and the Selling Securityholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus listed on Schedule 2 hereto or any amendment or supplement thereto or the Disclosure

Package are the statements pertaining to the name of the Selling Securityholder and the number of Securities owned and the number of Securities proposed to be sold by the Selling Securityholder under the caption “Selling Securityholder” in any Preliminary Prospectus, the Pricing Prospectus and the Final Prospectus.
     (h) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions contemplated herein, the Selling Securityholder will deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).
     (i) Each of AIG and the Selling Securityholder has duly authorized, executed and delivered the Coordination Agreement, which provides, inter alia, that (i) subject to the terms and conditions of the Coordination Agreement, the Selling Securityholder is entitled to offer, sell and deliver the Securities in accordance with this Agreement and the applicable Pricing Agreement, (ii) the security interest in the Securities under the Indemnification Collateral Agreement will be released, discharged and terminated in accordance with the terms of the Amended Indemnification Collateral Agreement and Indemnification Collateral Substitution Instruction and (iii) when delivered to the Underwriters, the Securities will be free and clear of all liens, encumbrances, security interests, equities, charges or claims, in the form previously delivered to the Representatives.
     (j) The Amended Indemnification Collateral Agreement, in the form previously delivered to the Representatives, has been duly authorized by AIG and the Selling Securityholder and, at or prior to the Closing Date, will be duly executed and delivered by AIG and the Selling Securityholder.
     (k) Each of AIG and the Selling Securityholder has duly executed and delivered the Indemnification Collateral Substitution Instruction, in the form previously delivered to the Representatives.
     3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Selling Securityholder agrees as of the date hereof and as of the Applicable Time, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, as of the date hereof and as of the Applicable Time, to purchase from the Selling Securityholder, at the purchase price set forth in Schedule II to the applicable Pricing Agreement, the number of Securities set forth opposite such Underwriter’s name in Schedule I to the applicable Pricing Agreement.
     4. Delivery and Payment. Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form acceptable to the

Representatives, shall be delivered by or on behalf of the Selling Securityholder to the Representatives for the account of such Underwriter at the office, on the date and at the time specified in the applicable Pricing Agreement (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives, the Company, AIG and the Selling Securityholder or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the several Representatives of the purchase price thereof by wire transfer of Federal (same-day) funds to the account specified by the Selling Securityholder or as otherwise set forth in the applicable Pricing Agreement. The Selling Securityholder shall cause the Securities to be delivered by book-entry transfer through the facilities of DTC in such manner and in such amounts as the Representatives shall direct.
     5. Company Covenants. The Company agrees with each of the Underwriters of any Securities:
     (a) To prepare the Final Prospectus as amended and supplemented in relation to the applicable Securities in a form approved by the Representatives and to file timely such Final Prospectus pursuant to Rule 424(b) under the Act; to make no further amendment or any supplement to the Registration Statement or Final Prospectus as amended or supplemented after the Applicable Time and prior to the Closing Date for such Securities unless the Representatives for such Securities shall have had a reasonable opportunity to review and comment upon any such amendment or supplement prior to any filing thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus or any amended Final Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities and, during such same period, to advise the Representatives, promptly after it receives notice thereof, of (i) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Final Prospectus, (ii) the suspension of the qualification of such Securities (including the Component Securities) for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (iii) any request by the Commission for the amending or supplementing of the Registration Statement or Final Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Final Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;
     (b) To give the Representatives notice of any filings made pursuant to the Exchange Act or the regulations of the Commission thereunder within forty-eight hours prior to the Applicable Time; to give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Date and to furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing;
     (c) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities (including the Component Securities) for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for so long as may be necessary to complete the distribution of such Securities (including the Component Securities), provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject;
     (d) To furnish to the Representatives a copy of each proposed Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Issuer Free Writing Prospectus to which the Representatives reasonably object; if at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package, the Final Prospectus or any Preliminary Prospectus, to promptly notify the Representatives and, if requested by the Representatives, to promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter expressly for use therein;
     (e) To furnish the Underwriters with copies of any Issuer Free Writing Prospectus or the Final Prospectus in such quantities as the Representatives may from time to time reasonably request, and if, at any time prior to the earlier of (i) the completion of the initial distribution by each of the Underwriters of the Securities purchased by such Underwriter under this Agreement and (ii) the expiration of nine months after the date of the Final Prospectus, any event shall have occurred as a result of which any Issuer Free Writing Prospectus or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Issuer Free Writing Prospectus or the Final Prospectus were delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement any Issuer Free Writing Prospectus or the Final Prospectus or to file under the Exchange Act any document incorporated by reference in any Issuer Free Writing Prospectus or the Final Prospectus in order to comply with the Act or the Exchange Act, (i) to notify the Representatives and (ii) upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Issuer Free Writing Prospectus or a supplement to the Final Prospectus or an amended Final Prospectus, if applicable, which will correct such statement or omission or effect such compliance; and any Issuer Free Writing Prospectus and the Final Prospectus and any amendments or supplements thereto furnished to the Representatives shall be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;
     (f) To make generally available to securityholders of the Company as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);
     (g) During a period of five years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to furnish to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Securities or any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided that reports and financial statements furnished to or filed with the Commission, and publicly available on EDGAR, or furnished on the Company’s website, shall be deemed to have been furnished to the Representatives under this Section 5(g);
     (h) The Company agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer

Free Writing Prospectus (other than, for the avoidance of doubt, any Bloomberg L.P. or other electronic communication regarding any preliminary term sheets). Each Underwriter agrees, unless it obtains the prior consent of the Company and the Representatives, not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder but for the action of such Underwriter;
     (i) For the Lock-Up Period (as defined in Section 2(e) hereof), the Company will not, directly or indirectly, take any of the following actions with respect to the Securities or Common Stock or any securities convertible into or exchangeable or exercisable for any of the Securities or Common Stock (collectively, the “Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, in each case, without the prior written consent of Goldman, Sachs & Co., except (1) grants of awards pursuant to the terms of a compensation or benefit plan for directors, employees or other service providers in effect on the date hereof (each, a “Benefit Plan”), (2) issuances of Lock-Up Securities (or vesting of payment in the form thereof) pursuant to a Benefit Plan, (3) acquisition of Lock-Up Securities by a trust related to a Benefit Plan (a “Benefit Plan Trust”), or by the Company for purposes of issuing Securities pursuant to the terms of a Benefit Plan or for purposes of a deposit into a Benefit Plan Trust, and (4) filing with the Commission of a registration statement under the Act on Form S-8 related to a Benefit Plan; provided, however, the Company may (i) sell 68,570,000 shares of Common Stock in connection with a concurrent offering of such shares to the underwriters for such offering, (ii) enter into transactions under which the Selling Securityholder sells (A) the Securities it holds to the Underwriters pursuant to this Agreement and (B) 78,239,712 shares of Common Stock in connection with a concurrent offering of such shares to the underwriters for such offering, and (iii) issue the applicable number of shares of the Common Stock upon the conversion of any outstanding shares of the Series B Preferred Stock in accordance with the terms thereof; and

     (j) To list and maintain the listing of the Securities and the Issuable Common Stock reserved for listing upon issuance following settlement of the Stock Purchase Contract on the Exchange; and
     (k) To reserve and keep available at all times, free of preemptive rights, shares of Common Stock to satisfy the obligations of the Company to issue the Issuable Common Stock pursuant to the Stock Purchase Contracts.
     6. Fees and Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of counsel and accountants to the Company in connection with the registration of the Securities (including the Component Securities) under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, any Pricing Agreement, any Securities Agreement, any Blue Sky Survey and any other documents in connection with the offering, purchase, sale and delivery of the Securities (including the Component Securities); (iii) all expenses in connection with the qualification of the Securities (including the Component Securities) for offering and sale under state securities laws and insurance securities laws as provided in Section 5(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Survey; (iv) all fees and expenses in connection with listing the Securities and the Issuable Common Stock on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities (including the Component Securities); (vi) any fees charged by securities rating services for rating the Securities, the Debt Securities or the Issuable Common Stock; (vii) the cost of preparing the Securities and Component Securities; (viii) the fees and expenses of any transfer agent, the Stock Purchase Contract Agent, Collateral Agent, Custodial Agent, Securities Intermediary, Remarketing Agent, Trustees and the fees and disbursements of counsel to any of the foregoing, in connection with the Securities Agreements and the Securities sold and delivered pursuant to any Securities Agreement; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section. AIG and the Selling Securityholder covenant and agree, jointly and severally, with the several Underwriters that AIG or the Selling Securityholder will pay or cause to be paid the fees and disbursements of counsel for AIG and the Selling Securityholder, all reasonable costs and expenses of any marketing efforts in connection with any offers of the Securities, including, without limitation, all reasonable costs and expenses of any “road-shows,” meetings with prospective purchasers of the Securities, marketing and travel, all underwriting discounts and commissions and stock transfer taxes applicable to the sale of the Securities and all internal expenses of AIG and the Selling Securityholder. Except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of counsel for the Underwriters.
     The provisions of this Section 6 shall not affect any agreement that the Company, AIG and the Selling Securityholder may make or have for the sharing of such costs and expenses.
     7. Conditions. The obligations of the Underwriters of any Securities under the Pricing Agreement relating to such Securities shall be subject, in their discretion, to (i) the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof are, at and as of the Closing Date true and correct, the condition that the Company shall have performed all of its obligations hereunder and under the Pricing Agreement relating to such Securities to be performed at or before the Closing Date, (ii) the condition that all representations and warranties and other statements of each of AIG and the Selling Securityholder herein or in certificates of any officer of AIG or the Selling Securityholder delivered pursuant to the provisions hereof are, at and as of the Closing Date, true and correct, the condition that each of the AIG and the Selling Securityholder shall have performed all of its obligations hereunder and under the Pricing Agreement relating to such Securities to be performed at or before the Closing Date, and (iii) the following additional conditions.
     (a) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;
     (b) Debevoise & Plimpton LLP, counsel for the Underwriters, shall have furnished to the Underwriters such written opinion, dated such Closing Date, with respect to the valid existence and good standing of the Company, the Registration Statement and the Final Prospectus, and such other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Matthew Ricciardi, Chief Counsel-Public Company and Corporate Law, of the Company, shall have furnished to the Underwriters his written opinion, dated the Closing Date, substantially in the form attached hereto as Annex II;
     (d) Dewey & LeBoeuf LLP, counsel for the Company, shall have furnished to the Underwriters their written opinions, each dated the Closing Date, substantially in the form attached hereto as Annex III-A with respect to certain corporate and tax matters, and Annex III-B with respect to the Registration Statement, Disclosure Package and the Final Prospectus;
     (e) Sullivan & Cromwell LLP, counsel for AIG and the Selling Securityholder, shall have furnished to you their written opinion with respect to AIG and the Selling Securityholder for whom they are acting as counsel, dated the Closing Date, substantially in the form attached hereto as Annex IV;
     (f) Cleary Gottlieb Steen & Hamilton LLP, product counsel for the Underwriters, shall have furnished to the Underwriters such written opinion, dated such Closing Date, with respect to the validity of the Securities (including the Component Securities) being delivered on the Closing Date, and such other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (g) The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request;
     (h) The Company will furnish the Representatives a certificate of the Chief Accounting Officer of the Company, dated as of the Closing Date, relating to the unaudited pro forma condensed combined financial statements and the related notes thereto, together with the related disclosures included or incorporated by reference in the Disclosure Package and the Final Prospectus, substantially in the form of Annex V hereto;
     (i) (i) On the date hereof, Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated the date hereof, in form and substance reasonably satisfactory to you, confirming that they are independent registered public accountants with respect to the Company and the Company’s subsidiaries within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, and further to the effect set forth in Annex VI hereto, and (ii) on the Closing Date for the applicable Securities, Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated the date of delivery thereof, in form and substance reasonably satisfactory to you, that reaffirms the statements made in the letter furnished pursuant to subclause (i)

of this Section 7(i), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date;
     (j) (i) On the date hereof, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter, dated the date hereof, in form and substance reasonably satisfactory to you, confirming that they are independent registered public accountants with respect to American Life Insurance Company, ALICO Services, Inc. and Delaware American Life Insurance Company and their subsidiaries within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, and further to the effect set forth in Annex VII hereto, and (ii) on the Closing Date for the applicable Securities, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter, dated the date of delivery thereof, in form and substance reasonably satisfactory to you, that reaffirms the statements made in the letter furnished pursuant to subclause (i) of this Section 7(j), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date;
     (k) (i) Neither the Company nor any Significant Subsidiary shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, and (ii) since the respective dates as of which information is given in the Disclosure Package, there shall not have been any change in the surplus of any Significant Subsidiary or the capital stock of the Company or any increase in the long-term debt of the Company and its subsidiaries considered as a whole, or any change, or any development involving a prospective change, in or affecting the business, financial position, reserves, surplus, equity or results of operations of the Company and the Significant Subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the applicable Securities on the terms and in the manner contemplated in the Final Prospectus;
     (l) After the Applicable Time (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company or any Significant Subsidiary or the financial strength or claims paying ability of the Company or any Significant Subsidiary by A.M. Best & Co., Fitch Ratings, Ltd., Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, or shall have given notice of any intended or potential downgrading of, its rating of any debt security or the financial strength or the claims paying ability of the Company or any Significant Subsidiary, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the applicable Securities on the terms and in the manner contemplated in the Final Prospectus;
     (m) At or after the Applicable Time, there shall not have occurred any of the following: (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the applicable Securities, whether in the primary market or in respect of dealings in the secondary market; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (iii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iv) a suspension or material limitation in clearing and/or settlement in securities generally; (v) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (vi) the material outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or any other national or international calamity or emergency (including without limitation as a result of an act of terrorism) if the effect of any such event specified in this clause (vi) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the applicable Securities on the terms and in the manner contemplated in the Final Prospectus;
     (n) The Company shall have complied with any request by the Representatives with respect to the furnishing of copies of the Final Prospectus in compliance with the provisions of Section 5(e) hereof;
     (o) At the Closing Date, the Representatives shall have received a certificate of the Company, dated as of the Closing Date, to the effect that (i) the representations and warranties of the Company contained in Section 1 hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Date and (ii) the Company has complied in all respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Date;
     (p) At the Closing Date, the Representatives shall have received a certificate or certificates of AIG and the Selling Securityholder, dated as of the Closing Date, to the effect that (i) the representations and warranties of AIG and the Selling Securityholder contained in Section 2 hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Date and (ii) AIG and the Selling Securityholder have complied in all respects with all agreements and all conditions on their part to be performed under this Agreement at or prior to the Closing Date;
     (q) As of the date of the Pricing Agreement, the Representatives shall have received “lock-up agreements,” substantially in the form of Annex VIII hereto, from the persons listed on Schedule II to the Pricing Agreement;
     (r) As of the Closing Date, the Securities shall have been duly listed on the Exchange and the Issuable Common Stock shall have been duly reserved for listing upon issuance following settlement of the Stock Purchase Contract on the Exchange;
     (s) As of the Closing Date, the security interest in the Securities under the Indemnification Collateral Agreement shall have been released, discharged and terminated in accordance with the terms of the Amended Indemnification Collateral Agreement and the Indemnification Collateral Substitution Instruction, and the Securities shall be free and clear of all liens, encumbrances, security interests, equities, charges or claims as of such time;
     (t) The Coordination Agreement shall be in full force and effect, and neither the Coordination Agreement nor the Investor Rights Agreement shall have been amended since the execution and delivery of the Coordination Agreement;
     (u) The Amended Indemnification Collateral Agreement shall be in full force and effect, and the Amended Indemnification Collateral Agreement shall not have been amended since the execution and delivery of the Amended Indemnification Collateral Agreement; and
     (v) The Indemnification Collateral Substitution Instruction shall be in full force and effect, and the Indemnification Collateral Substitution Instruction shall not have been amended since the execution and delivery of the Indemnification Collateral Substitution Instruction.
     The Selling Securityholder will not be obligated to deliver the Securities hereunder unless the Coordination Agreement shall be in full force and effect.
     8. Indemnification and Contribution.
     (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any Preliminary Prospectus, Pricing Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus, or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any Issuer Free Writing Prospectus, Pricing Prospectus, the Registration Statement or the Final Prospectus, or any such amendment or supplement(s) in reliance upon and in conformity with written information furnished to the Company by any Underwriter of the applicable Securities through the Representatives or the Selling Securityholder expressly for use therein.
     (b) AIG and the Selling Securityholder will, jointly and severally, indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any Preliminary Prospectus, Pricing Prospectus, any Issuer Free Writing Prospectus listed on Schedule 2 hereto or the Final Prospectus, or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus listed on Schedule 2 hereto, or any such amendment or supplement(s) in reliance upon and in conformity with written information furnished to the Company by AIG or the Selling Securityholder expressly for use therein; and will reimburse such Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Underwriters acknowledge and agree that for all purposes of this Agreement, the only information furnished to the Company by or on behalf of AIG or the Selling Securityholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus listed on Schedule 2 hereto or any amendment or supplement thereto are the statements pertaining to the name and address of the Selling Securityholder and the number of shares owned and the number of shares proposed to be sold by the Selling Securityholder under the caption “Selling Securityholder” in any Preliminary Prospectus, the Pricing Prospectus and the Final Prospectus.
     (c) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, AIG and the Selling Securityholder, the directors and officers of the Company who sign the Registration Statement and each person, if any, who controls the Company, AIG or the Selling Securityholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities (or actions in respect thereof) to which the Company, AIG or the Selling Securityholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, Pricing Prospectus, the Registration Statement, or the Final Prospectus, or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any Issuer Free Writing Prospectus, Pricing

Prospectus, the Registration Statement, the Final Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company, AIG or the Selling Securityholder, as the case may be, for any legal or other expenses reasonably incurred by the Company, AIG or the Selling Securityholder, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.
     (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; the omission so to notify the indemnifying party shall relieve it from any liability which it may have to any indemnified party under such subsection, to the extent the indemnifying party is actually materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party or any other indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party and such indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and such indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same allegations or circumstances.
     (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, other than due to the express provisions thereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and AIG and the Selling Securityholder on the one hand and the Underwriters on the other from the offering of the applicable Securities to which any such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and AIG and the Selling Securityholder on the one hand and the Underwriters of the applicable Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and AIG and the Selling Securityholder on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the the Selling Securityholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus relating to the applicable Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and AIG and the Selling Securityholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, AIG and the Selling Securityholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) AIG and the Selling Securityholder shall not be required to contribute any amount in excess of the amount by which (A) the net proceeds received by the Selling Securityholder from the sale of Securities exceeds (B) the amount of any damages which AIG and the Selling Securityholder have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of the applicable Securities in this subsection (e) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.
     (f) The obligations of the Company, AIG and the Selling Securityholder under this Section 8 shall be in addition to any liability which the Company, AIG and the Selling Securityholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act. The obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company, AIG or the Selling Securityholder within the meaning of the Act.
     9. Defaulting Underwriters.
     (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under the Pricing Agreement relating to such Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Selling Securityholder (acting on its own or through AIG) shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Selling Securityholder that the Representatives have so arranged for the purchase of such Securities, or the Selling Securityholder (acting on its own or through AIG) notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Selling Securityholder (acting on its own or through AIG) shall have the right to postpone the Closing Date for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Disclosure Package or the Final Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement, the Disclosure Package or the Final Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Securities.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of any defaulting Underwriter or Underwriters by the Representatives and the Selling Securityholder as provided in subsection (a) above, the aggregate number of shares of such Securities which remains unpurchased does not exceed ten percent of the aggregate number of  shares of such Securities to be purchased on such Closing Date, then the Selling Securityholder shall have the right to require each non-defaulting Underwriter to purchase the aggregate number of shares of such Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Securities and, in addition, to require each nondefaulting Underwriter to purchase its pro rata share (based on the aggregate number of  shares of such Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Selling Securityholder as provided in subsection (a) above, the aggregate number of shares of such Securities which remains unpurchased exceeds ten percent of the aggregate number of shares of such Securities as referred to in subsection (b) above, or if the Selling Securityholder (acting on its own or through AIG) shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Securities shall thereupon terminate, without liability on the part of any nondefaulting Underwriter or the Selling Securityholder, except for the expenses to be borne by the Company, AIG, the Selling Securityholder and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     10. Offering and Allocation Restrictions. Each Underwriter acknowledges, represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, any of the Securities, in or from any jurisdiction except under circumstances that are reasonably designed to result in compliance with the applicable securities laws and regulations thereof. In particular, each Underwriter acknowledges, represents and agrees as set forth in Annex IX to this Agreement. The Underwriters agree that they will not sell the Securities purchased by them hereunder to any purchaser if the number of shares of Common Stock issuable under any Securities sold to such purchaser (for the purpose of this determination, giving effect to the conversion of such Securities into the minimum number of underlying shares of Common Stock), together with the number of shares of Common Stock sold to such purchaser in a concurrent offering of 68,570,000 shares of Common Stock by the Company and 78,239,712 shares of Common Stock by the Selling Securityholder (the “Concurrent Offering”), would exceed 22 million shares, unless approved by the Company.
     11. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company, AIG, the Selling Securityholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company, AIG or the Selling Securityholder or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Securities.
     12. Effect of Termination of Pricing Agreement or Nondelivery of Securities. If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Company, AIG and the Selling Securityholder shall not then be under any liability to any Underwriter with respect to the Securities covered by such Pricing Agreement except as provided in Section 6 and Section 8 hereof; but, if for any other reason, Securities are not delivered by or on behalf of the Company or the Selling Securityholder, as the case may be, as provided herein, the Company, AIG and the Selling Securityholder, jointly and severally, will reimburse the Underwriters through the Representatives for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Securities, but the Company, AIG and the Selling Securityholder shall then be under no further liability to any Underwriter in respect of such Securities except as provided in Section 6 and Section 8 hereof, it being understood that AIG and the Selling

Securityholder shall be treated as one entity for purposes of such reimbursement and that the Company, on the one hand, and AIG and the Selling Securityholder, on the other hand, shall be responsible for no more than their pro rata share of such expenses based on the number of Securities that the Company, on the one hand, and AIG and the Selling Securityholder, on the other hand, propose to sell under the Pricing Agreement.
     13. Reliance upon Representatives. In all dealings hereunder, the Representatives shall act on behalf of the Underwriters of Securities and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such of the Representatives, if any, as may be designated for such purpose in the applicable Pricing Agreements.
     14. Notices. All statements, requests, notices and agreements hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication; notices to the Underwriters shall be directed to the address of the respective Representatives as set forth in the applicable Pricing Agreements with a copy to (i) Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022 (facsimile: 212-909-6836), attention of Peter J. Loughran, Esq., and (ii) Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006 (facsimile: 212-225-3999), Attention: Michael J. Volkovitsch, Esq.; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel, with a copy to Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, NY 10019, attention John M. Schwolsky, Esq. and Vladimir Nicenko, Esq.; if to AIG or the Selling Securityholder shall be delivered or sent by mail, telex or facsimile transmission to American International Group, Inc., 80 Pine Street, New York, NY 10005 (facsimile: 646-792-5929), Attention: General Counsel, with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 (facsimile: (212) 558-3588), Attention: Robert G. DeLaMater, Esq. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.
     15. Successors and Assigns. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, AIG, the Selling Securityholder and, to the extent provided in Sections 8 and 11 hereof, the officers and directors of the Company and each person who controls the Company, AIG, the Selling Securityholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     16. GOVERNING LAW. THIS AGREEMENT AND EACH PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN

ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     17. Consent to Jurisdiction. Each of the Company, AIG and the Selling Securityholder agrees that any legal suit, action or proceeding against the Company, AIG or Selling Securityholder brought by any Underwriter or by any person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, to the fullest extent permitted by applicable law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.
     18. Counterparts. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     19. No Advisory or Fiduciary Relationship. Each of the Company, AIG and Selling Securityholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, AIG and the Selling Securityholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with any offering contemplated by this Agreement and any Pricing Agreement and the process leading to any such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, AIG or the Selling Securityholder, or any of their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company, AIG or the Selling Securityholder with respect to any such offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, AIG or the Selling Securityholder on other matters) and no Underwriter has any obligation to the Company, AIG or the Selling Securityholder with respect to such offering contemplated hereby except the obligations expressly set forth in this Agreement and any relevant Pricing Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, AIG and the Selling Securityholder, (e) each of the Company, AIG and the Selling Securityholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, AIG or the Selling Securityholder, in connection with such transaction or the process leading thereto and (f) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company, AIG and the Selling Securityholder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     20. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, AIG, the Selling Securityholder and the Underwriters, or any of them, with respect to the subject matter hereof.
     21. Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     22. No Voting. Without limiting the applicability of Sections 3 and 4 hereof or any other provision of this Agreement, the Underwriters will purchase any Securities purchased hereunder in the ordinary course of their activities as broker-dealers and not with the purpose or intent, directly or indirectly through any affiliate, of exercising control over the Company or any of its subsidiaries. In furtherance of the foregoing, each Underwriter agrees that for so long as it owns any of the Securities purchased by it hereunder (a) it, directly or indirectly through any affiliate, will not exercise any voting rights associated with the Securities purchased by it hereunder, to the extent such exercise would give rise to a presumption of control under any applicable insurance law or regulation or trigger any other regulatory approval requirement, without first having obtained any required regulatory approval; (b) to the extent it, directly or indirectly through any affiliate, exercises any voting rights associated with the Securities purchased by it hereunder, it and any such affiliates will vote all such Securities in the same proportion as the shares of Common Stock or other voting securities of the Company voted by all other holders of Common Stock or such other voting securities; and (c) it will not sell the Securities purchased by it hereunder to any purchaser if the number of shares of Common Stock issuable under any Securities sold to such purchaser (for the purpose of this determination, giving effect to the conversion of such Securities into the minimum number of underlying shares of Common Stock), together with the number of shares of Common Stock sold to such purchaser in the Concurrent Offering, would exceed 22 million shares, unless approved by the Company.
     23. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L., 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
[Signature pages follow]

v

Very truly yours, METLIFE, INC.
By:	/s/ Steven J. Goulart
	Name:	Steven J. Goulart
	Title:	Senior Vice President and Treasurer

[Signature Page to Equity Units Underwriting Agreement]

AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Brian T. Schreiber
	Name:	Brian T. Schreiber
	Title:	Executive Vice President – Treasury and Capital Markets

ALICO HOLDINGS LLC
By:	/s/ Brian T. Schreiber
	Name:	Brian T. Schreiber
	Title:	Manager

[Signature Page to Equity Units Underwriting Agreement]

Accepted as of the date hereof
on behalf of each of the Underwriters:

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)
[Signature Page to Equity Units Underwriting Agreement]

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Colin Savage
	Name:	Colin Savage
	Title:	Citigroup Global Markets Inc. Vice President
[Signature Page to Equity Units Underwriting Agreement]

SCHEDULE 1
TO UNDERWRITING AGREEMENT
Issuer Free Writing Prospectuses included in the Disclosure Package:
     None.

SCHEDULE 2
TO UNDERWRITING AGREEMENT
Issuer Free Writing Prospectuses not included in the Disclosure Package:
Electronic road show presentation made available on NetRoadshow.com.

ANNEX I
PRICING AGREEMENT
March 2, 2011
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
As Representatives of the several Underwriters
named in Schedule I hereto
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Citigroup Global Markets Inc.
388 Greenwich Street,
New York, New York 10013
Ladies and Gentlemen:
     ALICO Holdings LLC, a Delaware limited liability company (the “Selling Securityholder”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated March 2, 2011 (the “Underwriting Agreement”), among MetLife, Inc., a Delaware corporation (the “Company”), American International Group, Inc., a Delaware corporation (“AIG”), the Selling Securityholder and the Underwriters named in Schedule I hereto (the “Underwriters”), to sell to the Underwriters the total number of the Company’s common equity units specified in Schedule I hereto (the “Securities”) at the purchase price per share specified in Schedule II hereto.
     Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Securities shall be considered Securities under the Underwriting Agreement. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Securities pursuant to the Underwriting Agreement and the address of the Representatives are set forth at the end of Schedule II hereto.
     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Selling Securityholder agrees to sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Securityholder, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto. The date of the issuance, sale and delivery of the Securities is the “Closing Date” set forth on Schedule II hereto and such date shall be considered a Closing Date under the Underwriting Agreement.
     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company, AIG and the Selling Securityholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, AIG and the Selling Securityholder for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.
[Signature pages follow]

2

Very truly yours, METLIFE, INC.
By:
Name:
Title:

[Signature Page to Equity Units Pricing Agreement]

AMERICAN INTERNATIONAL GROUP, INC.
By:
Name:
Title:

ALICO HOLDINGS LLC
By:
Name:
Title:

[Signature Page to Equity Units Pricing Agreement]

Accepted as of the date hereof
on behalf of each of the Underwriters:

GOLDMAN, SACHS & CO.

By:
(Goldman, Sachs & Co.)
[Signature Page to Equity Units Pricing Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

[Signature Page to Equity Units Pricing Agreement]

SCHEDULE I
TO PRICING AGREEMENT

Total Number of
Securities to be
Purchased from ALICO
Underwriters	Holdings LLC
Goldman, Sachs & Co.	10,700,000
Citigroup Global Markets Inc.	8,000,000
Credit Suisse Securities (USA) LLC	3,800,000
Barclays Capital Inc.	2,500,000
Deutsche Bank Securities Inc.	2,500,000
J.P. Morgan Securities LLC	2,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,500,000
Morgan Stanley & Co. Incorporated.	2,500,000
UBS Securities LLC	2,500,000
Wells Fargo Securities, LLC	2,500,000

Total	40,000,000

I-SI-1

SCHEDULE II
TO PRICING AGREEMENT
Underwriting Agreement, dated March 2, 2011
Registration Statement No. 333-170876
INITIAL PRICE TO THE PUBLIC: $82.88
PURCHASE PRICE BY UNDERWRITERS: $82.4656
NUMBER OF SECURITIES TO BE PURCHASED
FROM ALICO HOLDINGS LLC: 40,000,000
PARTIES TO LOCK-UP AGREEMENTS:

C. Robert Henrikson
Gwenn L. Carr
Kathleen Henkel
Steven A. Kandarian
Nicholas D. Latrenta
Maria R. Morris
William J. Mullaney
William J. Toppeta
William J. Wheeler
Sylvia Mathews Burwell
Eduardo Castro-Wright
Cheryl W. Grisé
R. Glenn Hubbard
John M. Keane
Alfred F. Kelly, Jr.
James M. Kilts
Catherine R. Kinney
Hugh B. Price
David Satcher, M.D.
Kenton J. Sicchitano
Lulu C. Wang
CLOSING DATE: March 8, 2011
TIME OF CLOSING DATE: 10 A.M.
LOCATION OF CLOSING DATE: the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, NY 10019

REPRESENTATIVES:	Goldman, Sachs & Co.
Citigroup Global Markets Inc.

I-SII-B-1

ADDRESSES FOR NOTICES, ETC.:
IF TO THE REPRESENTATIVES:

Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Attention: Registration Department (Facsimile: 212-902-9316)

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: General Counsel (Facsimile: 212-816-7912)
IF TO THE COMPANY:

MetLife, Inc.
1095 Avenue of the Americas
New York, New York 10036
Attention: General Counsel
IF TO AIG OR THE SELLING STOCKHOLDER:

American International Group, Inc.
80 Pine Street
New York, New York 10005
Attention: General Counsel

2

ANNEX II
MATTHEW RICCIARDI OPINION

II-1

ANNEX III
DEWEY & LEBOEUF LLP OPINIONS
ANNEX III-A: OPINION

III-A-1

ANNEX III
ANNEX III-B: NEGATIVE ASSURANCE LETTER

III-B-1

ANNEX IV
FORM OF AIG AND SELLING SECURITYHOLDER OPINION

IV-1

ANNEX V
METLIFE, INC. CHIEF ACCOUNTING OFFICER CERTIFICATE

V-1

ANNEX VI
DELOITTE & TOUCHE LLP COMFORT LETTER

VI-1

ANNEX VII
PRICEWATERHOUSECOOPERS LLP COMFORT LETTER

VII-1

ANNEX VIII
FORM OF LOCK-UP AGREEMENT
March 2, 2011
MetLife, Inc.
1095 Avenue of the Americas
New York, New York 10036
Goldman, Sachs & Co.
Citigroup Global Markets Inc.,
Credit Suisse Securities (USA) LLC,
as Representatives of the several Underwriters named
in the Pricing Agreement attached as Annex 1 to the
Underwriting Agreement referred to below
Goldman, Sachs & Co.
Citigroup Global Markets Inc.,
as Representatives of the several Underwriters named
in the Pricing Agreement attached as Annex 1 to the
Underwriting Agreement referred to below
c/o	Goldman, Sachs & Co. 200 West Street New York, NY 10282
Dear Sirs:
     As an inducement to the Underwriters (as defined in the Underwriting Agreements referred to herein) to enter into Underwriting Agreements with MetLife, Inc. and any successor (by merger or otherwise) thereto (the “Company”) pursuant to which an offering by the Company and ALICO Holdings LLC of the Company’s common stock, par value $0.01 per share (“Common Stock”), and an offering by ALICO Holdings LLC of the Company’s common equity units with an initial stated value of $75.00 (the “Equity Units” and, together with the Common Stock, the “Securities”) is proposed to be made that is intended to result in an orderly market for the Securities, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other

VIII-1

arrangement, without, in each case, the prior written consent of Goldman, Sachs & Co. (“Goldman Sachs”). In addition, the undersigned agrees that, without the prior written consent of Goldman Sachs, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.
     The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue through and include the date 60 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.
     A transfer of Securities to a family member, trust or charitable organization may be made, provided that (i) the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, (ii) such transfer shall not involve a disposition for value and (iii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).
     Notwithstanding anything herein to the contrary, (a) if the undersigned has entered into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act prior to the commencement of the Lock-Up Period, the undersigned may sell any Securities pursuant to such plan during the Lock-Up Period without any notice to Goldman Sachs, (b) the undersigned may enter into one or more written trading plans established pursuant to Rule 10b5-1 of the Exchange Act during the Lock-Up Period, but may not sell any Securities or securities convertible into or exchangeable or exercisable for any Securities pursuant to such plan during the Lock-Up Period, and (c) the undersigned may exercise stock options or otherwise receive Securities from the Company during the Lock-Up Period. Any Securities received upon exercise of options granted to the undersigned or otherwise received by the undersigned from the Company will also be subject to this Agreement.
     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Agreement.

VIII-2

     This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before April 30, 2011. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of stockholder / director / officer]

VIII-3

ANNEX IX
OFFERING RESTRICTIONS
European Economic Area
     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of Common Equity Units which is the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:
     (a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;
     (b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or
     (c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided, that no such offer of Common Equity Units shall require MetLife, Inc. or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer to the public” in relation to any Common Equity Units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Common Equity Units to be offered so as to enable an investor to decide to purchase or subscribe the Common Equity Units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
United Kingdom
     (a) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Market Act 2000, or FSMA) received by it in connection with the issue or sale of the Common Equity Units in circumstances in which Section 21(1) of the FSMA does not apply to MetLife, Inc. or any representative; and
     (b) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Common Equity Units in, from or otherwise involving the United Kingdom.
Switzerland
     This prospectus supplement (and the accompanying prospectus), as well as any other material relating to the Common Equity Units which is the subject of the offering contemplated by this prospectus supplement (and the accompanying prospectus), do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations. The Common Equity Units will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the Common Equity Units, including, but not limited to, this prospectus supplement (and the accompanying prospectus) may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. The Common Equity Units are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the Common Equity Units with the intention to distribute it to the public. The investors will be individually approached by the issuer from time to time. This prospectus supplement (and the accompanying prospectus) as well as any other material relating to the Common Equity Units, is personal and confidential and does not constitute an offer to any other person. This prospectus supplement (and the accompanying prospectus) may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.
Dubai International Financial Centre
     This prospectus supplement (and the accompanying prospectus) relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This prospectus supplement (and the accompanying prospectus) is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement (and the accompanying prospectus) nor taken steps to verify the information set out in it, and has no responsibility for it. The Common Equity Units which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Common Equity Units offered should conduct their own due diligence on the Common Equity Units. If you do not understand the contents of this prospectus supplement (and the accompanying prospectus) you should consult an authorized financial adviser.
Australia
     This prospectus supplement (and the accompanying prospectus) is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. This prospectus supplement (and the accompanying prospectus) does not purport to contain all information that investors or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the Common Equity Units.
     The Common Equity Units are not being offered in Australia to “retail clients” as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to “wholesale clients” for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the Common Equity Units has been, or will be, prepared.
     This prospectus supplement (and the accompanying prospectus) does not constitute an offer in Australia other than to wholesale clients. By submitting an application for the Common Equity Units, you represent and warrant to us that you are a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus supplement (and the accompanying prospectus) is not a wholesale client, no offer of, or invitation to apply for, the Common Equity Units shall be deemed to be made to such recipient and no applications for the Common Equity Units will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying the Common Equity Units you undertake to us that, for a period of 12 months from the date of issue of the Common Equity Units, you will not transfer any interest in the Common Equity Units to any person in Australia other than to a wholesale client.
Hong Kong
     The Common Equity Units may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to

“professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in this prospectus supplement (and the accompanying prospectus) being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Common Equity Units may be issued or may be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Common Equity Units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Japan
     The Common Equity Units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Common Equity Units, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
     Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Equity Units may not be circulated or distributed, nor may the Common Equity Units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
     Where the Common Equity Units are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, common stock, debentures and units of common stock and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Common Equity Units under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.